Exhibit 10.3

AMENDMENT TO TRANSITIONAL OPERATING AGREEMENT
    This Amendment to Transitional Operating Agreement (the “Amendment”) is made and entered into effective as of March 5, 2009, by and between CENAC TOWING CO., L.L.C.  (successor by way of merger to Cenac Towing Co., Inc.), (hereinafter referred to as “Cenac Towing”); CENAC OFFSHORE, L.L.C., a Louisiana limited liability company (“Cenac Offshore”); CTCO BENEFITS SERVICES, L.L.C., a Louisiana limited liability company (“CTCO”) (collectively, the “Cenac Companies”); MR. ARLEN B. CENAC, JR., a resident of Houma, Louisiana and the owner of all of the Membership and equity interests in the Cenac Companies, (the “Stockholder”); and together with the Cenac Companies, (the “Operators”); and TEPPCO MARINE SERVICES, LLC, a Delaware limited liability company, (the “Owner”).
    WHEREAS, the Owner and the Operators, other than CTCO, entered into a Transitional Operating Agreement (the “Transitional Operating Agreement”) on February 1, 2008 under which the Operators agreed to provide certain services relating to marine vessels and related property all as more particularly described in that Transitional Operating Agreement;
    WHEREAS, the Owner and the Operators, including CTCO, desire to amend the Transitional Operating Agreement to make CTCO a party thereto as one of the Operators and as one of the Cenac Companies.
    NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived by each party hereto, the parties hereto agree as follows:

1.   The term “Cenac Companies” as defined in the Transitional Operating Agreement is hereby amended to include CTCO as one of the Cenac Companies.
2.   The term “Operators” as defined in the Transitional Operating Agreement is hereby amended to include CTCO as one of the Operators.
3.   All of the rights, duties and obligations of the Transitional Operating Agreement that apply to the Cenac Companies and the Operators shall hereinafter also apply to CTCO which includes, without limitation, that the term “Operator Indemnified Party” in the Transitional Operating Agreement shall include CTCO.
4.   Without impacting the effectiveness of the agreements contained in the Sections 1, 2 and 3 hereof, and merely from an abundance of caution with respect to the intent of the parties to this Amendment, the provisions of Section 8.2 of the Transitional Operating Agreement that are applicable to Operators shall apply to CTCO. Owner shall waive and require its insurers to waive any right of subrogation against CTCO and shall have CTCO names as an insured or additional insured, as the case may be, in all policies as required by Section 8.2(b) of the Transitional Operating Agreement.  As soon as possible following the execution hereof, Owner shall provide to CTCO certificates of insurance evidencing the insurance coverages for CTCO.
5.   All terms, conditions and provisions of the Transitional Operating Agreement are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby.  The Transitional Operating Agreement, as amended hereby, is hereby ratified and reaffirmed by the parties hereto who specifically acknowledge the validity and enforceability thereof.

6.   The amended constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements among the parties, whether oral or written, relating to the matters contained herein.
7.   This Amendment may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Agreement has been duly executed to be effective on the date first above written.

TEPPCO MARINE SERVICES, LLC

BY:	/s/ Patricia A. Totten
Name: PATRICIA A. TOTTEN
Title: Vice President and General Counsel

CENAC TOWING CO., L.L.C

BY:	/s/ Arlen B. Cenac, Jr.
ARLEN B. CENAC, JR.
Managing Member

CENAC OFFSHORE, L.L.C.

BY:	/s/ Arlen B. Cenac, Jr.
ARLEN B. CENAC, JR.
Managing Member

CTCO BENEFITS SERVICES, L.L.C

BY:	/s/ Arlen B. Cenac, Jr.
ARLEN B. CENAC, JR.
Managing Member